                                                                    Exhibit 4(F)

                                                                  CONFORMED COPY


================================================================================



                           J. C. PENNEY COMPANY, INC.
                        J. C. PENNEY FUNDING CORPORATION


                           --------------------------


                AMENDED AND RESTATED 364-DAY REVOLVING CREDIT
                                   AGREEMENT

                         dated as of November 20, 1998


                           --------------------------



                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                   as Agent,

          CITIBANK, N.A., NATIONSBANC MONTGOMERY SECURITIES LLC and
                           THE CHASE MANHATTAN BANK,
                           as Co-Syndication Agents,

           CREDIT SUISSE FIRST BOSTON and FIRST UNION NATIONAL BANK,
                               as Managing Agents


                           --------------------------



                          J.P. MORGAN SECURITIES INC.,
                                 Lead Arranger



================================================================================

                AMENDED AND RESTATED 364-DAY REVOLVING CREDIT
                                   AGREEMENT



     AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT dated as of November 20, 1998 among J. C. PENNEY COMPANY, INC. and J. C. PENNEY FUNDING CORPORATION (the "Borrowers"), the LENDERS listed on the signature pages hereof (the "Lenders"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"), and CITIBANK, N.A., NATIONSBANC MONTGOMERY SECURITIES LLC and THE CHASE MANHATTAN BANK, as Co-Syndication Agents (the "Co-Syndication Agents"), and CREDIT SUISSE FIRST BOSTON and FIRST UNION NATIONAL BANK, as Managing Agents (the "Managing Agents").



                             W I T N E S S E T H :



     WHEREAS, certain of the parties hereto have heretofore entered into a 364-Day Revolving Credit Agreement dated as of December 16, 1993, as amended and restated as of December 7, 1994, as amended as of December 6, 1995, as amended and restated as of December 3, 1996, and as amended and restated as of November 21, 1997 (the "Agreement");

     WHEREAS, at the date hereof, there are no Loans outstanding under the Agreement; and

     WHEREAS, the parties hereto desire to amend such Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby.

     SECTION 2.  Extension of Maturity Date.   (a) The definition of "Maturity
Date" in Section 1.01 of the Agreement is amended to read in its entirety as follows:

     "Maturity Date" shall mean November 19, 1999.

     (b) The date "November 20, 1998" in Section 2.11(d) of the Agreement is changed to "November 19, 1999".

     SECTION 3. Financial Statements. (a) Each reference to "January 25, 1997" in Sections 3.05 and 3.06 of the Agreement is changed to "January 31, 1998".

     (b) The date "July 26, 1997" in Section 3.05 of the Agreement is changed to "August 1, 1998".

     SECTION 4. The Agent. The last sentence of Article VIII of the Agreement is amended to read in its entirety as follows:

     No Co-Syndication Agent, Managing Agent or Co-Agent shall have any duties or responsibilities hereunder in its capacity as such.

     SECTION 5. Confirmation of Guaranty. J. C. Penney Company, Inc. confirms that its subordinated Guaranty of the obligations of J. C. Penney Funding Corporation dated as of December 3, 1996, shall apply to the obligations of J.
C. Penney Funding Corporation under the Agreement as amended and restated hereby.

     SECTION 6. Changes in Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with
Section 9 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Agreement shall become a Lender party to the Agreement, (ii) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on the Commitment Schedule annexed hereto and
(iii) Schedule 2.01 to the Agreement shall be amended to read as set forth in
Part I of said Commitment Schedule. Any Lender whose Commitment is changed to zero shall upon such effectiveness cease to be a Lender party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Lender shall be due and payable on such date; provided that, subject to Section 2.20, the provisions of Sections 2.13, 2.15, 2.19 and 9.05 of the Agreement shall continue to inure to the benefit of each such Lender.

     SECTION 7. Pricing Schedule. Exhibit D to the Agreement is amended to read in its entirety as set forth in Exhibit A hereto.

     SECTION 8. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 9. Counterparts; Conditions to Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when the Agent shall have received:

     (a) duly executed counterparts hereof signed by the Borrowers and all of the Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) an opinion of Charles R. Lotter, General Counsel for the Borrowers, dated the date hereof and addressed to the Lenders, to the effect set forth in Exhibit B hereto, and the Borrowers hereby instruct such counsel to deliver such opinion to the Agent;

     (c) a certificate from a Responsible Officer of each Borrower, dated the date hereof, and certifying that the representations and warranties set forth in
Article III of the Agreement shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

     (d) a certificate from a Responsible Officer of each Borrower, dated the date hereof, and certifying that on such date, no Event of Default or Default shall have occurred and be continuing;

     (e) for its own account all fees due and payable to it and in such amounts as have been previously agreed upon in writing between the Borrowers and the Agent in connection with this Amendment and Restatement; and

     (f) (i) a certificate of the Secretary or Assistant Secretary of each Borrower, dated the date hereof and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of the Agreement as hereby amended and restated and the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (B) as to the incumbency and specimen signature of each officer executing this Amendment and Restatement or any other document delivered in connection herewith on behalf of such Borrower and (ii) a certificate of another officer of each Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
(i) above.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed as of the date first above written.



                                  J. C. PENNEY COMPANY, INC.


                                  By /s/ Robert B. Cavanaugh
                                     -------------------------------------------
                                         Title: Vice President and Treasurer



                                  J. C. PENNEY FUNDING CORPORATION


                                  By /s/ Stephen F. Walsh
                                     -------------------------------------------
                                         Title: President



                                  MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK, as Lender and as Agent


                                  By /s/ Maria H. Dell'Aquila
                                     -------------------------------------------
                                         Title: Vice President

                                  THE CHASE MANHATTAN BANK, as Lender
                                      and as Co-Syndication Agent


                                  By /s/ Barry R. Bergman
                                     -------------------------------------------
                                         Title: Vice President



                                  CITIBANK, N.A., as Lender and as
                                      Co-Syndication Agent


                                  By /s/ Robert A. Snell
                                     -------------------------------------------
                                         Title: As Attorney in Fact



                                  NATIONSBANC MONTGOMERY SECURITIES LLC, as
                                      Co-Syndication Agent


                                  By /s/ Gary Kahn
                                     -------------------------------------------
                                         Title: Managing Director



                                  NATIONSBANK N.A., as Lender


                                  By /s/ Kimberley A. Knop
                                     -------------------------------------------
                                         Title: Vice President

                                  CREDIT SUISSE FIRST BOSTON, as Lender and as
                                      Managing Agent


                                  By /s/ Thomas G. Muoio
                                     -------------------------------------------
                                         Title: Vice President


                                  By /s/ J. Scott Karro
                                     -------------------------------------------
                                         Title: Associate



                                  FIRST UNION NATIONAL BANK, as Lender
                                      and as Managing Agent


                                  By /s/ Rodger Levenson
                                     -------------------------------------------
                                         Title: Senior Vice President



                                  BANKERS TRUST COMPANY, as Lender and
                                      as Co-Agent


                                  By /s/ Anthony LoGrippo
                                     -------------------------------------------
                                         Title: Vice President



                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Lender and as Co-Agent


                                  By /s/ Vincent R. Henchek
                                     -------------------------------------------
                                         Title: Vice President

                                  FLEET NATIONAL BANK, as Lender and as
                                      Co-Agent


                                  By /s/ Thomas J. Bullard
                                     -------------------------------------------
                                         Title: Vice President



                                  PNC BANK, NATIONAL ASSOCIATION, as
                                      Lender and as Co-Agent


                                  By /s/ Mark T. Kennedy
                                     -------------------------------------------
                                         Title: Vice President



                                  WACHOVIA BANK, N.A., as Lender and as
                                      Co-Agent


                                  By /s/ Paige D. Mesaros
                                     -------------------------------------------
                                         Title: Vice President



                                  WELLS FARGO BANK N.A., as Lender and
                                      as Co-Agent


                                  By /s/ Edith R. Lim
                                     -------------------------------------------
                                         Title: Vice President

                                  By /s/ Mark Haberecht
                                     -------------------------------------------
                                         Title: Assistant Vice President



                                  THE BANK OF TOKYO-MITSUBISHI,  LTD., as
                                      Lender and as Co-Agent


                                  By /s/ John M. Mearns
                                     -------------------------------------------
                                         Title: Vice President and Manager



                                  THE BANK OF NEW YORK


                                  By /s/ Charlotte Sohn
                                     -------------------------------------------
                                         Title: Vice President



                                  BANKBOSTON, N.A.


                                  By /s/ Judith C.E. Kelly
                                     -------------------------------------------
                                         Title: Vice President



                                  MARINE MIDLAND BANK


                                  By /s/ Robert Corder, #9428
                                     -------------------------------------------
                                         Title: Authorized Signatory



                                  MELLON BANK, N.A.


                                  By /s/ Richard J. Schaich
                                     -------------------------------------------
                                         Title: Assistant Vice President

                                  SUNTRUST BANK, ATLANTA


                                  By /s/ Todd C. Davis
                                     -------------------------------------------
                                         Title: Assistant Vice President


                                  By /s/ Deborah S. Armstrong
                                     -------------------------------------------
                                         Title: First Vice President



                                  BANK OF HAWAII


                                  By /s/ Brenda K. Testerman
                                     -------------------------------------------
                                         Title: Vice President



                                  FIRST AMERICAN NATIONAL BANK


                                  By /s/ Stephen Arnold
                                     -------------------------------------------
                                         Title: Assistant Vice President



                                  FIRSTAR BANK MILWAUKEE, N.A.


                                  By /s/ Desiree K. Dujmic
                                     -------------------------------------------
                                         Title: Commercial Banking Officer

                                  KEYBANK NATIONAL ASSOCIATION


                                  By /s/ Frank J. Jancar
                                     -------------------------------------------
                                         Title: Vice President



                                  THE NORTHERN TRUST COMPANY


                                  By /s/ John E. Burda
                                     -------------------------------------------
                                         Title: Second Vice President



                                  ROYAL BANK OF CANADA


                                  By /s/ Karen T. Hull
                                     -------------------------------------------
                                         Title: Retail Group Manager



                                  STATE STREET BANK AND TRUST COMPANY


                                  By /s/ Johnny Ip
                                     -------------------------------------------
                                         Title: Vice President



                                  CRESTAR BANK


                                  By /s/ James P. Duval, Jr.
                                     -------------------------------------------
                                         Title: Vice President

                                  BARCLAYS BANK PLC


                                  By /s/ Marlene Wechselblatt
                                     -------------------------------------------
                                         Title: Vice President



                                  HIBERNIA NATIONAL BANK


                                  By /s/ Angela Bentley
                                     -------------------------------------------
                                         Title: Portfolio Manager


                                  By /s/ Katherine Gonzalez by Angela Bentley
                                     -------------------------------------------
                                         Title: Relationship Manager



                                  NATIONAL CITY BANK


                                  By /s/ George M. Gevas
                                     -------------------------------------------
                                         Title: Vice President



                                  UMB BANK, n.a.


                                  By /s/ David A. Proffitt
                                     -------------------------------------------
                                         Title: Senior Vice President

                                  U.S. BANK NATIONAL ASSOCIATION


                                  By /s/ David A. Draxler
                                     -------------------------------------------
                                         Title: Vice President



                                  FIRST SECURITY BANK, N.A.


                                  By /s/ Judy Callister
                                     -------------------------------------------
                                         Title: Vice President

                               DEPARTING LENDERS
                               -----------------


                                  CREDIT AGRICOLE INDOSUEZ


                                  By /s/ Katherine L. Abbott
                                     -------------------------------------------
                                         Title: First Vice President


                                  By /s/ W. Leroy Startz
                                     -------------------------------------------
                                         Title: First Vice President



                                  THE FUJI BANK, LTD. HOUSTON AGENCY


                                  By /s/ Kazuyuki Nishimura
                                     -------------------------------------------
                                         Title: Senior Vice President



                                  ISTITUTO BANCARIO SAN PAOLO DI TORINO
                                      INSTITUTO MOBILIARE ITALIANO SPA


                                  By /s/ Robert Wurster
                                     -------------------------------------------
                                         Title: First Vice President


                                  By /s/ Glen Binder
                                     -------------------------------------------
                                         Title: Vice President

                                  NATIONAL AUSTRALIA BANK LIMITED
                                      A.C.N. 004044937


                                  By /s/ Frank J. Campiglia
                                     -------------------------------------------
                                         Title: Vice President



                                  NORWEST BANK MINNESOTA, N.A.


                                  By /s/ Mary D. Falck
                                     -------------------------------------------
                                         Title: Vice President



                                  THE YASUDA TRUST AND BANKING CO., LTD.,
                                      NEW YORK BRANCH


                                  By /s/ Junichiro Kawamura
                                     -------------------------------------------
                                         Title: Vice President

                              COMMITMENT SCHEDULE

                            I.  Continuing Lenders

Name of Lender and Applicable Lending Office                         Commitment


Morgan Guaranty Trust Company of New York                            $90,000,000

The Chase Manhattan Bank                                             $85,000,000

Citibank, N.A.                                                       $85,000,000

NationsBank N.A.                                                     $85,000,000

Credit Suisse First Boston                                           $80,000,000

First Union National Bank                                            $80,000,000

Bankers Trust Company                                                $72,500,000

The First National Bank of Chicago                                   $60,000,000

Fleet National Bank                                                  $60,000,000

PNC Bank, National Association                                       $60,000,000

Wachovia Bank, N.A.                                                  $60,000,000

Wells Fargo Bank N.A.                                                $60,000,000

The Bank of Tokyo-Mitsubishi, Ltd.                                   $55,000,000

The Bank of New York                                                 $45,000,000

BankBoston, N.A.                                                     $45,000,000

Marine Midland Bank                                                  $45,000,000

Mellon Bank, N.A.                                                    $45,000,000

SunTrust Bank, Atlanta                                               $37,500,000

Bank of Hawaii                                                       $30,000,000

First American National Bank                                         $30,000,000

Name of Lender and Applicable Lending Office                         Commitment


Firstar Bank Milwaukee, N.A.                                         $30,000,000

KeyBank National Association                                         $30,000,000

The Northern Trust Company                                           $30,000,000

Royal Bank of Canada                                                 $30,000,000

State Street Bank and Trust Company                                  $30,000,000

Crestar Bank                                                         $25,000,000

Barclays Bank PLC                                                    $20,000,000

Hibernia National Bank                                               $20,000,000

National City Bank                                                   $20,000,000

UMB Bank, n.a.                                                       $20,000,000

U.S. Bank National Association                                       $20,000,000

First Security Bank, N.A.                                            $15,000,000

                             II. Departing Lenders


Name of Lender and Applicable Lending Office                   Commitment

Credit Agricole Indosuez                                                 $0

The Fuji Bank, Ltd., Houston Agency                                      $0

Istituto Bancario San Paolo Di Torino Instituto Mobiliare                $0
 Italiano SPA

National Australia Bank Limited                                          $0

Norwest Bank Minnesota, N.A.                                             $0

The Yasuda Trust and Banking Co., Ltd., New York Branch                  $0

Total                                                        $1,500,000,000
                                                             ==============

                                                                       EXHIBIT A


                                PRICING SCHEDULE

The "Facility Fee Percentage" and "Euro-Dollar Margin" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Category and Utilization that exists on such day:

================================================================================
     Category                       I      II     III      IV       V       VI
================================================================================
Facility Fee                     0.050%  0.070%  0.080%  0.100%  0.1750%  0.300%
Percentage

Euro-Dollar
Margin
 Utilization less than 1/3       0.175%  0.180%  0.270%  0.300%   0.575%  0.700%
 Utilization greater than or
  equal to 1/3                   0.225%  0.230%  0.370%  0.400%   0.825%  1.200%
================================================================================

     For purposes of this Schedule, the following terms have the following meanings, subject to the further provisions of this Schedule:

    "Category I" exists at any date if, at such date, the Index Debt is rated at least A+ by S&P or A1 by Moody's.

    "Category II" exists at any date if, at such date, (i) the Index Debt is rated at least A by S&P or A2 by Moody's and (ii) Category I does not exist.

    "Category III" exists at any date if, at such date, (i) the Index Debt is rated at least A- by S&P or A3 by Moody's and (ii) neither Category I nor Category II exists.

    "Category IV" exists at any date if, at such date, (i) the Index Debt is rated at least BBB+ by S&P or Baa1 by Moody's and (ii) none of Category I, Category II and Category III exists.

    "Category V" exists at any date if, at such date, (i) the Index Debt is rated at least BBB- by S&P or Baa3 by Moody's and (ii) none of Category I, Category II, Category III and Category IV exists.

    "Category VI" exists at any date if, at such date, (i) the Index Debt is rated below BBB- by S&P or below Baa3 by Moody's and (ii) no other Category exists.

    "Category" refers to the determination of which of Category I, Category II, Category III, Category IV, Category V or Category VI exists at any date.

    "Moody's" means Moody's Investors Service, Inc.

    "S&P" means Standard & Poor's Ratings Services.

    "Utilization" means, at any date, a fraction (i) the numerator of which is the aggregate outstanding principal amount of all Loans at such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date, determined in each case after giving effect to any transactions on such date; provided that if for any reason any Loans remain outstanding following termination of the Commitments, Utilization shall be deemed to be not less than 1/3.

     For purposes of the foregoing, (i) if no rating for the Index Debt shall be available from either rating agency, (other than because (a) such rating agency shall no longer be in the business of rating corporate debt obligations or (b) of any other reason outside the control of J. C. Penney and Funding), such rating agency shall be deemed to have established a rating in Category VI and
(ii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first publicly announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or shall no longer have in effect a rating for any reason outside the control of J. C. Penney and Funding, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the absence of such a rating. Pending agreement on any such amendment, (i) if the rating system of one such rating agency shall remain unchanged, or if a rating shall be available from one such rating agency, the Facility Fee Percentage and the Euro-Dollar Margin shall be determined by reference to the rating established by such rating agency, (ii) if no rating for the

Index Debt shall be available from either rating agency then (A) for 60 days, the Facility Fee Percentage and the Euro-Dollar Margin shall be determined by reference to the rating or ratings most recently available, (B) after 60 days, the Facility Fee Percentage and the Euro-Dollar Margin shall be determined by reference to Category V (or Category VI if such Percentage or Margin shall have been determined by reference to Category V or VI under clause (A) above) and (C) after 180 days, the Facility Fee Percentage and the Euro-Dollar Margin shall be determined by reference to Category VI.

     In the case of split ratings from S&P and Moody's, the rating to be used to determine Categories is the higher of the two (e.g., A+/A2 results in Category
I); provided that in the event the split is more than one full ratings "notch", the average rating (or the higher of the two intermediate ratings) shall be used (e.g. A+/A3 results in Category II, as does A+/Baa1); and provided further that if at any date the Index Debt is rated BB+ or lower by S&P or Ba1 or lower by Moody's, the Facility Fee Percentage and the Euro-Dollar Margin shall be determined by reference to Category VI.

                                                                       EXHIBIT B



                                                               November 20, 1998


Each of the lenders referred to below

Re:  Amended and Restated 364-Day Revolving Credit Agreement of
     J. C. Penney Company, Inc.  and
     J. C. Penney Funding Corporation

Ladies and Gentlemen:

     As the General Counsel of J. C. Penney Company, Inc., a Delaware corporation ("JCPenney"), and of J. C. Penney Funding Corporation, a Delaware corporation ("Funding" and, together with JCPenney, "Borrowers"), I have been asked to render an opinion pursuant to Section 9(b) of the Amended and Restated 364-Day Revolving Credit Agreement dated as of November 20, 1998 among the Borrowers, Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), the lenders listed on the signature pages thereof (the "Lenders"), Citibank, N.A., Nationsbanc Montgomery Securities LLC and The Chase Manhattan Bank, as Co-Syndication Agents (the "Co-Syndication Agents"), and Credit Suisse First Boston and First Union National Bank, as Managing Agents (the "Managing Agents") (the "Amendment and Restatement") which amends and restates the 364-Day Revolving Credit Agreement dated as of December 16, 1993, as amended and restated with new Lenders as of December 7, 1994, as amended with new Lenders as of December 6, 1995, as amended and restated as of December 3, 1996, and as amended and restated as of November 21, 1997 (such Credit Agreement, as amended and restated by the Amendment and Restatement, the "Credit Agreement").

     In rendering the opinion set forth below, I have examined originals, photostatic, or certified copies of the Credit Agreement, the respective corporate records and documents of the Borrowers, copies of public documents, certificates of the officers or representatives of the Borrowers, and such other instruments and documents, and have made such inquiries, as I have deemed necessary as a basis for such opinion. In making such examinations, I have assumed the genuineness of all signatures (other than the signatures of the

Borrowers) and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinion, to the extent I deemed necessary, I have relied upon the representations and warranties of the Borrowers made in the Credit Agreement and upon certificates of the officers of the Borrowers. Capitalized terms not otherwise defined in this opinion letter have the meanings specified in the Credit Agreement.

     Based upon the foregoing, I am of the opinion that:

     1. Each of the Borrowers has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each of the Borrowers has the requisite corporate power and authority to own, pledge, and operate its properties and assets, to lease the property it operates under lease, and to conduct its business as now conducted.

     2. The execution, delivery, and performance by the Borrowers of the Credit Agreement, the Borrowings by the Borrowers under the Credit Agreement (i) are within the corporate power of each of the Borrowers; (ii)have been duly authorized by each of the Borrowers by all necessary corporate action; (iii) are not in contravention of JCPenney's Restated Certificate of Incorporation, Funding's Certificate of Incorporation, as amended, or either of the Borrower's bylaws; (iv) to the best of my knowledge do not violate any material law, statute, rule, or regulation, or any material order of any Governmental Authority, applicable to either of the Borrowers; (v) do not conflict with or result in the breach of, or constitute a default under, the material borrowing indentures, agreements, or other instruments of either of the Borrowers; (vi) do not result in the creation or imposition of any Lien upon any of the property or assets of either of the Borrowers other than any Lien created by the Credit Agreement; and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other person party to those agreements described above other than those that have been obtained or made or where the failure to obtain such consent or approval would not result in a Material Adverse Effect.

     3. The Credit Agreement has been duly executed and delivered by each of the Borrowers and constitutes a legal, valid, and binding obligation of each such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4. Neither Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public-utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5. To the best of my knowledge, except as set forth in Schedule 3.09 of the Credit Agreement, no litigation by or before any Governmental Authority is now pending or threatened against JCPenney or Funding (i) which involves the Credit Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate result in a Material Adverse Effect.

     6. The Support Agreements have been duly executed and delivered by JCPenney and, where applicable, Funding and, as of the date hereof, are in full force and effect in accordance with their terms.

     The opinions expressed herein are limited to the laws of the State of Delaware with respect to the opinions provided in paragraph 1 (except as to due qualification as a foreign corporation and good standing under the laws of other jurisdictions) and clauses (i), (ii), and (iii) of paragraph 2. The other opinions expressed are limited to the laws of the State of New York and the laws of the United States. I do not express any opinion herein concerning any laws of any other jurisdictions. This opinion is furnished to you in connection with the transactions contemplated by the Credit Agreement, and may not be relied upon by any other person, firm, or corporation for any purpose or by you in any other context without my prior written consent.


                              Very truly yours,


                              Charles R. Lotter
                              Executive Vice President,
                              Secretary and General Counsel